Press Release

Contacts:

Investors	Media
Investor Relations Department	Denise DesChenes/Kara Findlay
(800) 451-3801	Nathaniel Garnick
Sard Verbinnen & Co
(212) 687-8080

FOAMEX ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

LINWOOD, PA, April 4, 2008 – Foamex International Inc. (OTC: FMXL) today announced earnings results for the fourth quarter and fiscal year, which ended on December 30, 2007.

Commenting on the results, Jack Johnson, President and Chief Executive Officer, said, “This year we made significant progress restructuring and streamlining operations; we took actions to reduce excess capacity and improve plant efficiencies, while significantly lowering overheads. We improved cash flow through working capital reductions and asset sales, allowing us to reduce debt by approximately $95.0 million, since emerging from bankruptcy in February 2007, thus lowering debt levels to $534.1 million at year-end.”

Johnson continued, “Some of our more notable accomplishments include: selling our 70% equity interest in Foamex Asia; consolidating our Eddystone, PA and Fort Wayne, IN manufacturing facilities; selling the Fairless Hills, PA, Dallas, TX, and Orlando, FL carpet cushion facilities; lowering management compensation costs; and more recently, launching new products at ISPA.”

Johnson also added, “Although we are operating in a sluggish economy, we remain confident in our strategic plan, which is to continue de-levering the balance sheet and grow the business by exploiting our technological advantage in the flexible polyurethane market and expanding globally. The recently announced Rights Offering and Second Lien Offering demonstrate the commitment of both the management team and significant equityholders to position the Company to achieve its strategic growth plan.”

Fourth Quarter 2007 Results

Fourth-quarter net sales declined 11% to $263.9 million, compared with $296.8 million in the year-ago quarter. The decrease was primarily driven by lower sales volumes and lower average selling prices in the Foam, Technical, and Carpet Cushion segments. Gross margin decreased to 10.7% from 14.6% in the fourth quarter of 2006.

Loss from operations was $23.3 million for the fourth quarter 2007 and included a goodwill impairment charge of $36.9 million, compared to income from operations of $24.0 million in the fourth quarter of 2006. Net loss for the fourth quarter was $35.6 million, or $1.51 per diluted share, compared to net income of $1.1 million, or $0.12 per diluted share, in the fourth quarter of 2006. Interest expense for the fourth quarter of 2007 was $14.4 million.

Fiscal Year 2007 Results

Consolidated EBITDA for Foamex L.P. (as defined in the Company’s credit agreements) was $98.7 million for 2007. Net sales for 2007 were approximately $1.2 billion, down from $1.3 billion in 2006, due primarily to lower sales volumes and lower average selling prices in Foam Products, Carpet Cushion Products and Technical Products, partially offset by higher sales volumes in Automotive Products due to new business. Gross profit was $139.5 million, or 11.9% of net sales, down from $204.3 million, or 15.9% of net sales, in 2006.

Income from operations was $30.1 million in 2007, compared to $118.4 million in 2006. Results for 2007 include goodwill impairment charges of $36.9 million. Interest and debt issuance expense for 2007 was $69.2 million, down 26% from $93.8 million in 2006, due to lower interest rates on lower borrowings under the new senior secured credit facilities partially offset by prepayment premiums on debt repaid upon our emergence from bankruptcy. Net loss for 2007 was $46.7 million or $2.14 per diluted share, compared to net income of $12.3 million, or $1.28 per diluted share, in 2006.

Total debt as of year-end was approximately $534.1 million.

Conference Call and Replay

Foamex management will host a conference call on April 7, 2008, at 11:00 a.m. ET to discuss the Company’s fourth quarter and full-year 2007 results. Investors can access the conference call in the U.S. by dialing 800-779-6444 (international callers, dial 773-799-3607), asking to be connected to the Foamex investor call led by Jack Johnson. Participants will be asked to provide the following passcode for this conference call: Foam.

In addition, interested parties may listen to the conference call over the Internet at www.foamex.com. To listen, go to the website 15 minutes early to register and download and install any necessary audio software. For those unable to participate, a rebroadcast will be made available at the Company’s web site that will be available shortly after the call.

About Foamex International Inc.

Foamex, headquartered in Linwood, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at http://www.foamex.com .

Forward-looking statement

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company's liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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Foamex International Inc. and Subsidiaries

Consolidated Statements of Operations

($ Thousands, except EPS data)

[Unaudited]

	Fourth Quarter Comparative		Year Comparative

	2007	2006	2007	2006

Net Sales	$263,918	$296,755	$1,169,427	$1,286,936
Cost of Goods Sold	235,630	253,537	1,029,887	1,082,613

Gross Profit	28,288	43,218	139,540	204,323
Selling, General and Administrative Expenses	13,780	18,072	65,318	78,605
Gain (Loss) on Sale of Assets	155	(70)	386	639
Restructuring Charges	1,068	1,040	7,561	7,918
Goodwill Impairment Charge	36,900	—	36,900	—

Income (Loss) from Operations	(23,305)	24,036	30,147	118,439
Interest and Debt Issuance Expense	(14,376)	(20,043)	(69,222)	(93,803)
Income from Equity Interest in Joint Ventures	—	470	5,565	2,730
Other Income (Expense), Net	116	443	(77)	(398)
Reorganization Items, Net	—	(2,682)	(8,256)	(15,593)

Income (Loss) from Continuing Operations before Income Taxes	(37,565)	2,224	(41,843)	11,375
Provision (Benefit) for Income Taxes	(1,989)	(584)	3,410	(553)

Income (Loss) from Continuing Operations	(35,576)	2,808	(45,253)	11,928
Income (loss) from Discontinued Operations	—	(1,659)	(1,414)	420

Net Income (Loss)	$ (35,576)	$ 1,149	$ (46,667)	$ 12,348

Earnings Per Share – Basic:
Income (Loss) from Continuing Operations	$ (1.51)	$ 0.30	$ (2.08)	$ 1.29
Income (Loss) from Discontinued Operations	—	(0.18)	(0.06)	0.05

Net Income (Loss)	$ (1.51)	$ 0.12	$ (2.14)	$ 1.34

Earnings Per Share – Diluted:
Income (Loss) from Continuing Operations	$ (1.51)	$ 0.29	$ (2.08)	$ 1.24
Income (Loss) from Discontinued Operations	—	(0.17)	(0.06)	0.04

Net Income (Loss)	$ (1.51)	$ 0.12	$ (2.14)	$ 1.28

-more-

Foamex International Inc. and Subsidiaries

Selected Financial Data

($Millions)

(Unaudited)

December 30, 2007	December 31, 2006
Balance Sheet:
Cash	$5.2	$6.0

Accounts Receivable, Net	$148.7	$173.5

Inventories	$94.2	$117.6

Current Assets	$267.7	$320.6

Total Assets	$433.7	$564.6

Accounts Payable	$101.2	$91.0

Revolving Credit Borrowings	$—	$56.3

Current Portion of Long-Term Debt	$6.2	$86.2

Current Liabilities	$156.6	$296.6

Long-Term Debt	$527.9	$501.1

Shareholders’ Deficit	$(298.1)	$(396.4)

	Year Ended December 30, 2007	Year Ended December 31, 2006
Other:
Depreciation and Amortization	$21.3	$18.2

Capital Expenditures	$13.5	$10.6

Foamex International Inc. and Subsidiaries

Reconciliation of Consolidated EBITDA to Net Loss

($Millions)

(Unaudited)

Consolidated EBITDA	$98.7

Adjustments:
Interest and Debt Issuance Expense	(69.2)

Income from Equity Interest in Joint Venture	5.6

Depreciation and Amortization	(21.3)

Goodwill Impairment Charge	(36.9)

Restructuring Charges	(7.6)

Asset Impairment Charges	(1.5)

Reorganization Items	(8.3)

Provision for Income Taxes	(3.4)

Loss on Discontinued Operations	(1.4)

Other, Net	(1.4)

Net Loss	$(46.7)